Exhibit 10.2
Retirement Agreement

Marcia Wadsten ("Retiree") and Jackson National Life Insurance Company ("Jackson") agree as follows:

1.References. All references to Jackson in this Retirement Agreement ("Agreement") shall also include Jackson Financial Inc. and all of its direct and indirect subsidiaries and affiliates, including, but not limited to, Jackson Holdings LLC, Jackson National Life Insurance Company of New York, Jackson National Life Distributors, LLC, Jackson National Asset Management, LLC, PPM America, Inc., and each of their direct and indirect subsidiaries and affiliates.
2.Retirement Date. Retiree's last date of employment with Jackson is September 26, 2025 (the "Retirement Date").

3.Compensation to Retiree. Subject to the terms of this Agreement and provided that Retiree complies with the terms and obligations of this Agreement and signs, returns, and does not revoke this Agreement, Jackson shall make payment (the "Separation Payment"), which sums Retiree and Jackson agree are reasonable and adequate consideration for, among other terms, the releases and waivers described in this Agreement, to Retiree as follows:
a.Long-term incentive plan ("LTIP") award payments as outlined in i-iv below. Retiree understands and agrees that the performance share unit ("PSU") and restricted share unit ("RSU") awards described in this Paragraph 3(a) shall vest at their original future vesting dates, with the ultimate number of Jackson common shares (or cash value in respect thereof) to be delivered remaining contingent upon the achievement of applicable performance metrics and other provisions as set forth in the relevant program documents, where applicable. One share of Jackson stock, or a cash payment equal to the fair market value of one share, as set forth in the pertinent award agreement, shall be delivered in respect of each PSU or RSU then vesting within thirty (30) days of each applicable vesting date that would have otherwise applied if the Retiree had remained employed through the vesting date. In the event of any conflict between this Agreement and the applicable program(s) described in this Paragraph 3(a), the terms of the program documents shall control.
i.2023 PSU Grant. A number of the PSUs granted on March 10, 2023 ("2023 PSUs") under the Jackson Financial Inc. 2021 Omnibus Incentive Plan ("OIP") shall be earned and become vested based on the actual achievement of the relevant performance goals that apply to the 2023 PSUs during the entire performance period (as if the Retiree's employment had continued during the entire performance period). The performance period for the 2023 PSUs is defined as the three-year period commencing January 1, 2023 and ending December 31, 2025.

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ii.2023 RSU Grant. The restricted share units ("2023 RSUs") granted on March 10, 2023 ("2023 Grant Date") under the OIP vest in three equal installments. The first and second installments vested in the normal course on the first and second anniversaries of the 2023 Grant Date in accordance with the award agreement applicable to the 2023 RSUs and is outside the scope of this Agreement. The third installment shall vest on the third anniversary of the 2023 Grant Date.
iii.2024 PSU Grant. A number of the PSUs granted on March 10, 2024 ("2024 PSUs") under the OIP shall be earned and become vested based on the actual achievement of the relevant performance goals that apply to the 2024 PSUs during the entire performance period (as if the Retiree's employment had continued during the entire performance period). The performance period for the 2024 PSUs is defined as the three-year period commencing January 1, 2024 and ending December 31, 2026.
iv.2024 RSU Grant. The restricted share units ("2024 RSUs") granted on March 10, 2024 ("2024 Grant Date") under the OIP vest in three equal installments. The first installment vested in the normal course on the first anniversary of the 2024 Grant Date in accordance with the award agreement applicable to the 2024 RSUs and is outside the scope of this Agreement. The second and third installments shall vest on the second and third anniversaries of the 2024 Grant Date, respectively.
4.General Release. Subject to Paragraph 20 and except for any claims that by law are non waivable, Retiree, without limitation of any kind, waives, releases and forever discharges Jackson and the other Released Parties, from all claims, including claims as a class action participant, known and unknown, that Retiree might now have or has ever had against Jackson or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Retiree signs this Agreement, including, without limitation, on account of or arising from or in any way related to Retiree's employment with Jackson, compensation, other terms and conditions of employment, and/or the conclusion of that employment, including, but not limited to, claims related to any disclosures Jackson must make to the Financial Industry Regulatory Authority ("FINRA") or any regulatory authority regarding the conclusion of Retiree's employment, claims for breach of any express or implied contract and/or employee handbook, claims for wrongful discharge, and claims for employment discrimination of all types, including but not limited to retaliation, harassment, race, color, national origin, religion, ethnicity, age, gender, sex, sexual orientation and disability. The term "Released Parties" as used in this Agreement includes: (a) Jackson and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents,

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representatives, members, Retirees, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.
5.Specific Release. Without limiting in any way the General Release provided in Paragraph 4 of this Agreement, and notwithstanding any provision anywhere to the contrary, Retiree specifically waives, releases and forever discharges Jackson and the other Released Parties from all claims, known and unknown, that Retiree might now have or has ever had:

a.in any federal, state, or local court, commission or agency, or under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind);
b.for employment discrimination and actions prohibited by the Age Discrimination in Employment Act of 1967 ("ADEA''), 42 U.S.C. §§621-634, as amended by the Older Workers Benefit Protection Act of 1990 ("OWBPA"); Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§2000e, et seq; the Civil Rights Act of 1991; the Employee Retirement Income Security Act of 1974 (except for vested ERISA benefits), 29 U.S.C. §1001, et seq; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act; the Reconstruction Era Civil Rights Act. including 42 U.S.C. §1981 and 42 U.S.C. §1983, the Family and Medical Leave Act and any similar state laws; the Equal Pay Act and any similar laws; the Occupational Safety and Health Act; the Fair Labor Standards Act; the Consolidated Omnibus Budget Reconciliation Act; the Fair Credit Reporting Act and any similar state laws; the National Labor Relations Act; the Genetic Information Nondiscrimination Act; the Michigan Elliott-Larsen Civil Rights Act; Michigan Persons with Disabilities Civil Rights Act; Payment of Wages and Fringe Benefits Act; Michigan Whistleblowers' Protection Act; Bullard-Plawecki Employee Right to Know Act; the Michigan Occupational Safety and Health Act (MIOSHA); the Michigan Social Security Number Privacy Act; the Michigan Internet Privacy Protection Act; all as amended; and any claims or rights arising under any other applicable federal, state, local, or foreign statutes, laws, and/or regulations that may be legally waived and released;
c.or acquire, for any award of money and equitable relief that by law or regulation, or otherwise, Retiree might pursue or be awarded in any forum, including but not limited to the U.S. Equal Employment Opportunity Commission and any federal or state fair employment practice agency.
6.Taxes. Jackson will withhold income, employment, and other taxes required to be withheld as a matter of law, rule or regulation from the payment(s) described in this Agreement, and Retiree exclusively shall be responsible for taxes due as a result of any payments and benefits under this Agreement. The payments made pursuant to this Agreement are intended to be exempt from, or compliant with, Section 409A of the Internal Revenue Code

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of 1986, as amended, and the applicable regulations and guidance thereunder ("Section 409A"), and this Agreement shall be construed accordingly. In no event whatsoever will Jackson be liable for any additional tax, interest or penalties that may be imposed on Retiree under Section 409A or any damages for failing to comply with Section 409A. Each payment made under this Agreement shall be treated as a separate payment for purposes of Section 409A.
7.Exclusive Payments. Retiree acknowledges and agrees that she has been provided with and has received all compensation to which she was legally entitled during her employment with Jackson, that she was not subjected to any improper treatment, conduct or actions as a result of a compensation request, that she has no other pending claims, lawsuits, or administrative charges against Jackson and that she has not sustained any work-related illness or injuries for which she has not already filed a workers' compensation claim. Except as expressly provided in this Agreement, Jackson shall have no obligation pursuant to any employment agreement or offer letter; any bonus, incentive or transitional management plan or award, including but not limited to the OIP or otherwise, whether or not vested, to make payment of any kind to or for Retiree, and Retiree expressly waives any such claim to other compensation, payments, benefits, or recovery of any kind from Jackson (including without limitation any bonus, severance, equity or other payments). Notwithstanding the foregoing, neither this Paragraph nor any other Paragraph of this Agreement impairs in any manner whatsoever the entitlement Retiree may have, if any, to benefits provided under the Jackson National Life Insurance Company Defined Contribution Retirement Plan (the "40l(k) Plan"), the Jackson National Life Insurance Company Management Deferred Income Plan (the "MDIP"), and any entitlement that Retiree may have to continue to participate in Jackson's Group Benefit Plan as required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or applicable law. If Retiree elects to receive COBRA coverage, Retiree is responsible for paying the full amount of the premium for any such coverage.
8.Return of Property. Retiree shall return to Jackson all property, equipment, items, documents, lists, and other materials belonging to or generated for Jackson, including, but not limited to, computer hardware, including laptop computers; computer software; business records and information, including correspondence, spreadsheets, and computer generated printouts; and keys and access badges on or before the Retirement Date. If any property that is otherwise subject to return under this provision is stored electronically on a form of media that cannot be returned to Jackson, such as a third-party email server, Retiree shall permanently delete such information and retain no copies thereof.
9.No Disparagement or Public Disclosure.

a.Retiree shall not disparage or denigrate Jackson, its officers, directors, or employees or the officers, directors, or employees of its parent, subsidiary, or affiliated companies, or Jackson's products, in any manner whatsoever and will do and say nothing to encourage or facilitate the disassociation of persons currently affiliated with Jackson and, if called upon by Jackson to do so, will employ honest effort to encourage continued and new affiliations with Jackson.

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b.Except as provided by Paragraph 9c of this Agreement, Retiree neither shall disclose, nor participate in public discussion of, Jackson-related information, regardless of whether Jackson considers the information confidential, that Retiree acquired by virtue of Retiree's employment with Jackson.

c.Nothing in this Paragraph 9 or any other Paragraph of this Agreement shall preclude Retiree from reporting or providing information to, cooperating with, or assisting any regulatory agency and/or law enforcement agency regarding any claim or suspicion that Jackson has or may have violated any law or regulation, or otherwise disclosing or providing information at Jackson's written request.
10.Continued Cooperation. Retiree represents and warrants that Retiree has acted in good faith while employed by Jackson and, as well, that Retiree will cooperate in the orderly transition of duties to the extent requested by Jackson. Retiree, without duration limitation, shall provide all assistance, including but not limited to attendance at depositions, hearings, and participation in other proceedings or in connection with investigations, that Jackson shall reasonably require. Retiree shall make no untrue statement or allegation in or with respect to any such proceeding, or to any legal authority or regulator. Should Retiree be subpoenaed or otherwise contacted in any way in connection with any litigation, proceeding, or investigation involving Jackson, Retiree agrees to immediately notify Jackson and give Jackson an opportunity to respond to such notice before taking any action or making any decision in connection with the subpoena or contact, except this requirement will not apply to communications permitted by Paragraph 20 herein. Jackson agrees to reimburse Retiree for reasonable out-of-pocket expenses incurred in connection with the above cooperation under this Paragraph.
11.Non-Solicitation and Non-Interference with Business Relations. In consideration for the Separation Payment set forth in this Agreement, Retiree agrees that Retiree will not, without Jackson's prior express written authorization, for the period occurring between the Retirement Date and the vesting date of any compensation described in Paragraph 3 of this Agreement, directly or indirectly through any third party (including, without limitation, through a fund, partnership, corporation, or similar entity) or in any other capacity:
a.own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with any business competing directly or indirectly with the business of Jackson or the business of its subsidiaries or any other business that Jackson and its subsidiaries have conducted during the one-year period immediately preceding the Retirement Date or has plans to conduct as of the Retirement Date anywhere in the world;

b.hire, solicit, recruit, or induce (or attempt to hire, solicit, recruit, or induce) any person (i) while he or she is an employee, partner, or member of Jackson or any of its subsidiaries and affiliates or (ii) who was an employee, partner, or member of Jackson or any of its subsidiaries and affiliates within the twelve (12) months
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preceding the date of such hiring, solicitation, recruitment, or inducement (collectively "Off-Limits Employees");

c.assist, directly or indirectly, in hiring, soliciting, recruiting, or inducing any Off Limits Employees for Retiree or any other individual or entity (including, without limiting the generality of the foregoing, by suggesting to any such individual or entity or to any of their respective agents potential employment opportunities for, or candidacy of, any Off-Limits Employees);
d.encourage any Off-Limits Employee to terminate his or her employment, partnership, or membership with Jackson or any of its subsidiaries and affiliates;
e.solicit, induce, or assist another individual or entity in soliciting or inducing any of Jackson's current, former, or prospective customer (individually or collectively, "Customers") or interfering with Jackson's business relationship with any such Customer; provided, however, that it shall not be a breach of this clause if, on behalf of a subsequent employer, (i) Retiree participates in ordinary-course reporting, such as an investor presentation on an investment, to any group of investors that includes a Customer or (ii) Retiree engages with Customers who were pre-existing customers of Retiree's employer prior to commencing that employment, other than for the purpose of interfering with Jackson's business relationship with any such Customer; or
f.induce or attempt to induce or assist another individual or entity in soliciting or inducing any person or entity (including any supplier, broker, agent, licensee or other business relation of Jackson or any of its subsidiary) to cease doing business with Jackson or any of its subsidiaries, or interfere in any way with the relationship between any such person or entity and Jackson or any of its subsidiaries, that was, within the twelve (12) months preceding or following such solicitation or inducement, a member of Jackson's networks of directors, experts, advisors, or service providers whose services directly support activities related to Jackson's business (collectively "Off-Limits Third Parties"); provided, however, that Retiree may utilize the services of any of the Off-Limits Third Parties that is (i) a law firm,
(ii) an investment bank, or (iii) any other Off-Limits Third Party that has a pre existing business relationship with a subsequent employer to the extent that (A) those services are available to persons other than Jackson, (B) Retiree's utilization of those services does not prevent, diminish, or otherwise interfere with Jackson's utilization of those services, and (C) in utilizing those services, Retiree does not violate any of Retiree's other commitments and obligations to Jackson.
Retiree further acknowledges and agrees that (i) unless otherwise approved by Jackson, without limiting any of Jackson's rights pursuant to any clawback or recapture policy that Jackson may have in effect from time to time, in the event of Retiree's violation of any of the covenants contained in this Paragraph 11, Retiree will immediately forfeit all unvested
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PSUs and RSUs held by Retiree, and Retiree will have no further rights with respect thereto; and (ii) the identities and contact information of Customers, Off-Limits Employees, or Off-Limits Third Parties (including, for the sake of clarity, prospective clients, or prospective investors) that are not otherwise publicly available in their capacities as such shall constitute Confidential Information and that the sale or unauthorized use or disclosure of this or any other Confidential Information would constitute a breach of Retiree's non-disclosure obligations.
12.Breach of Agreement. Notwithstanding any Paragraph in this Agreement to the contrary, in the event that Retiree shall breach this Agreement, the releases and waivers to which Retiree agreed in this Agreement shall survive that breach and remain valid and fully enforceable, but Retiree will forfeit any remaining payments due pursuant to this Agreement, and Jackson shall retain all other legal and equitable remedies available to it.
13.Controlling Law. Except to the extent federal law controls, this Agreement shall be interpreted in accordance with the law of Michigan, except for Michigan's conflict of laws rules, which shall not apply.
14.Litigation Venue and Attorney Fees. Any litigation to enforce any term of this Agreement shall be pursued exclusively in Ingham County Circuit Court, Michigan, or the United States District Court for the Western District of Michigan.
In the event Jackson prevails in legal proceedings to enforce the terms of this Agreement, then Jackson shall recover its actual costs and reasonable attorney fees incurred.
15.Unenforceable Provisions. In the event Retiree obtains any legally binding determination that one or more Paragraphs of this Agreement is unenforceable by application of law, the remaining Paragraphs nevertheless shall be enforceable to the full extent permitted by law; provided, however, in such event, Jackson may elect to terminate Jackson's and Retiree's remaining obligations under this Agreement by sending Retiree written notice of that election within thirty (30) days of any final legal declaration of unenforceability.

16.Jackson's "Confidentiality, Non-Solicitation, and Intellectual Property Assignment Agreement" and Award Agreements. Retiree's obligations and assignments described in any written Jackson agreement previously signed and/or acknowledged by Retiree governing Retiree's obligations with respect to "Confidentiality," "Non-Solicitation," and/or "Intellectual Property" and with respect to any long term incentive awards described in Paragraph 3 shall continue and remain enforceable; provided however, that in the event of a conflict between such obligations and the terms of this Agreement: (i) the terms of this Agreement shall control with regard to "Confidentiality," Non-Solicitation," and/or "Intellectual Property"; and (ii) the terms of the relevant award agreement shall control with regard to the long term incentive awards described in Paragraph 3.
17.Headings. The Paragraph headings in this Agreement are for reference only and shall not limit or otherwise inform the Paragraphs' meaning.

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18.Confidentiality. Retiree shall treat this Agreement, all discussions between Jackson and Retiree regarding Jackson's offer of this Agreement, and the terms of the proposed Agreement, as confidential. Retiree shall not directly or indirectly disclose the discussions between Jackson and Retiree regarding Jackson's offer of this Agreement and the existence or terms of this Agreement to any third person, except as necessary to implement its terms, secure its enforcement, as compelled by a court order, or to Retiree's attorneys, accountants, or other professional advisors.

19.Acceptance of, and Right to Revoke, Agreement.

a.Retiree may not accept, sign, date, or return this Agreement before Retiree's Separation Date.

b.Consistent with federal laws protecting persons from age discrimination, including the ADEA as amended by the OWBPA:
i.Retiree acknowledges that Retiree is knowingly and voluntarily waiving and releasing any rights Retiree may have under the ADEA and OWBPA through the date Retiree signs this Agreement, and that the consideration given for this waiver is in addition to anything of value to which Retiree is already entitled;
ii.Jackson hereby advises Retiree that this release does not apply to any rights or claims that may arise after the date Retiree signs this Agreement;
iii.Jackson hereby advises Retiree to consult with an attorney (at Retiree's cost) prior to signing and returning this Agreement.
iv.Retiree shall have until 11:59 p.m. eastern time on the date twenty one (21) days after being presented with this Agreement to accept and sign the Agreement, and to deliver the Agreement as provided in Paragraph 19d of this Agreement; and
v.Should Retiree timely accept and sign the Agreement, Retiree thereafter shall have seven (7) days to revoke Retiree's acceptance. If Retiree revokes such acceptance of this Agreement as described in Paragraph l 9e of this Agreement, this Agreement shall be rendered void and without effect and neither Jackson nor Retiree shall have any duty or obligation to the other party hereunder.

c.No deadline provided in this Paragraph of this Agreement shall be extended because of any change to any of the terms, material or otherwise, of the Agreement as initially or subsequently presented to Retiree. Changes to this Agreement,

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whether material or immaterial, do not restart the running of Retiree's 21-day consideration period.
d.In the event Retiree elects to ACCEPT this Agreement, Retiree must deliver this Agreement, signed, dated and initialed where indicated, to Stacy O'Reilly in Human Resources. Delivery may be made via email so long as the original signed document is separately mailed to Stacy O'Reilly.

e.In the event Retiree elects to REVOKE Retiree's acceptance of this Agreement, Retiree must communicate that decision to Stacy O'Reilly.
20.No Forbidden Waiver. Retiree acknowledges and agrees that this Agreement is intended to include in its release effect, without limitation, all claims known or unknown that he has or may have, up to and including the date of this Agreement, except for claims which: (a) cannot be released solely by private agreement; (b) are for unemployment or workers' compensation benefits; (c) are to enforce or challenge this Agreement; (d) arise after the effective date of this Agreement; (e) are for vested 401(k) or pension benefits; or (f) are permitted by this Paragraph.
Notwithstanding any other provision of this Agreement, nothing in this this Agreement shall (i) prohibit Retiree from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of, and rules promulgated under, Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002 (as amended), FINRA, or of any other whistleblower protection provisions of federal, state, or local law or regulation, or (ii) require notification or prior approval by Jackson of any reporting described in provision (i) of this Paragraph. Nor is this Agreement intended to preclude Retiree from filing a charge or complaint with, communicating and cooperating with, giving truthful testimony or statements or disclosures to, or participating in any investigation or other proceeding undertaken by, the U.S. Equal Employment Opportunity Commission ("EEOC"), any state or local fair employment practices agency acting as an EEOC referring agency, or other federal state, local or other governmental agency or regulatory entity, or otherwise pursuing any claim that by law cannot be released or waived by private agreement.
Furthermore, pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits or creates liability for any such protected conduct.

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21.Agreement Effective Date. This Agreement is effective only in the event that Retiree accepts, signs and timely delivers this Agreement as provided in Paragraph 19.a.iii.c of this Agreement and does not timely revoke Retiree's acceptance; in that circumstance, the Agreement Effective Date is the date upon which Retiree's right to revoke the Agreement expires.
22.Remedies. Retiree acknowledges and agrees that a breach by Retiree of any provision of Paragraph 11 of this Agreement will result in immediate and irreparable harm to Jackson for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, Retiree agrees that Jackson shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by Retiree (without posting a bond or other security), without limiting any other remedies that may be available to it. Retiree further agrees to reimburse Jackson for all costs and expenditures, including but not limited to reasonable attorneys' fees and court costs, incurred by it in connection with the successful enforcement of any of its rights under Paragraph 11 of this Agreement.

23.Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Retiree agrees that all Jackson subsidiaries and affiliates shall be express third-party beneficiaries of this Agreement (and the releases and waivers contained in this Agreement) and shall be permitted to enforce the terms of this Agreement as it they were parties hereto.

24.Entire Agreement: Amendment. This Agreement is the entire agreement between Retiree and Jackson concerning the matters identified herein and, except as provided in Paragraph
16 of this Agreement, supersedes all prior and contemporaneous oral and written agreements and understandings between the parties concerning the matters identified herein. This Agreement will be binding on the parties' successors, assigns, heirs, and executors. No modification of this Agreement shall be effective unless written and signed by both parties.

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SIGNATURES

The terms and conditions of this Agreement are agreed to by both Parties as witnessed by their respective signatures below. By signing this Agreement, the signatories below each certifies that they are duly authorized to bind themselves or their respective Party to this Agreement.

RETIREE    JACKSON

Signed: /s/ Marcia Wadsten                Signed: /s/ Tom Janda

Name: Marcia Wadsten                Name: Tom Janda

Date: 9/26/25                        Title: VP, Total Rewards and Consulting

                            Date: 10/7/25

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ACKNOWLEDGEMENT

I acknowledge that:

1.I have read and understand completely the terms and effect of this Agreement and that my decision to sign this Agreement was knowing and voluntary and made only after full and careful consideration.

2.I was advised before I signed this Agreement that I had the right to consult with an attorney (at my cost) before signing this Agreement and to consult an attorney again (at my cost) before expiration of the revocation period described in Paragraph 19b(v) of this Agreement.

3.The payments and benefits described in this Agreement are those to which I am entitled only by virtue of signing (without revoking) this Agreement, in addition to anything of value to which I already am entitled, and are offered to me in return for the releases, waivers, and other obligations to which I have agreed in this Agreement.

4.By virtue of signing this Agreement, I am releasing and waiving claims through the date on which I sign this Agreement.
5.Jackson has made no representation regarding the likely income tax treatment or consequences of the payments described in this Agreement.

/s/ Marcia Wadsten                        Date 09/26/2025
Retiree

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